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                                                                    Exhibit 11.1

                              IDENTIX INCORPORATED
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE



                                                                Three Months Ended                Nine Months Ended
                                                                    March 31,                         March 31,
                                                             -------------------------       ----------------------------
                                                                 1996          1995             1996              1995
                                                                 ----          ----             ----              ----

Net loss                                                     $(4,867,000)  $   (86,000)      $(5,385,000)     $  (372,000)
                                                             ===========   ===========       ===========      ===========

Number of shares used in computing per share amounts:

     Weighted average common shares outstanding               23,358,000    19,503,000        23,072,000       19,182,000

     Common equivalent shares attributable to
       stock options and warrants                                (a)           (a)               (a)              (a)
                                                             -----------   -----------       -----------      -----------
     Total weighted average common and common
       equivalent shares outstanding                          23,358,000    19,503,000        23,072,000       19,182,000
                                                             ===========   ===========       ===========      ===========

Net loss per share                                           $     (0.21)  $   (b)           $     (0.23)     $     (0.02)
                                                             ===========   ===========       ===========      ===========


(a) For the three and nine month periods ended March 31, 1996 and March 31, 1995, common equivalent shares had an anti-dilutive effect.

(b)     Less than $0.01 loss per share.


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